Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Badawi and Alison Bauerlein, and each of them individually, his and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his and her name, place, and stead, in any and all capacities, to sign any and all amendments to this Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Paul Badawi	President, Chief Executive Officer and Director	March 12, 2024
Paul Badawi	(Principal Executive Officer)

/s/ Alison Bauerlein	Chief Financial Officer (Principal Financial	March 12, 2024
Alison Bauerlein	Officer and Principal Accounting Officer)

/s/ Staffan Encrantz	Chairman of the Board of Directors	March 12, 2024
Staffan Encrantz

/s/ David Badawi	Chief Technology Officer and Director	March 12, 2024
David Badawi, M.D.

/s/ Tamara Fountain	Director	March 12, 2024
Tamara Fountain, M.D.

/s/ Brenda Becker	Director	March 12, 2024
Brenda Becker

/s/ Erica Rogers	Director	March 12, 2024
Erica Rogers

/s/ Catherine Mazzacco	Director	March 12, 2024
Catherine Mazzacco

/s/ Donald Zurbay	Director	March 12, 2024
Donald Zurbay